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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Intermedia Communications, Inc. for the registration of 937,500 shares of its common stock and to the incorporation by reference therein of our report dated September 16, 1994, except for Note 7 as to which the date is July 17, 1995, with respect to the consolidated financial statements of FiberNet USA, Inc. and Subsidiaries included in Intermedia Communication, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated September 16, 1994, except for Note 7 as to which the date is July 17, 1995, with respect to the consolidated financial statements of FiberNet Telecommunications Cincinnati, Inc. included in Intermedia Communication, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             Mendelsohn Kary Bell & Natoli, P.C.


New York, New York
July 11, 1996